EXHIBIT 4.2(a)

                           AMENDMENT  NO. 1 dated as of September 29,
                           2003 (this  "Amendment")  to the  LOAN AND
                           SECURITY  Agreement  dated  as of June 30,
                           2003 (as the same  may be  further  amended,
                           supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), by and among BELPORT CAPITAL
                           FUND LLC, a Delaware limited liability company (the "Borrower"), the Lenders referred to therein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the "Agent"), and Merrill
                           Lynch  Capital  Services,   Inc.,  a  Delaware
                           corporation (the "Swap Provider").


     WHEREAS, on June 30, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $54,000,000;

     WHEREAS, the Borrower has requested and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 3 hereof) as follows:

     Article 1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety to read as follows:

          "`Term Loan Agreement' shall mean the Loan and Security Agreement dated as of June 30, 2003 by and between the Term Lender and the Borrower, as amended by Amendment No. 1 dated as of September 29, 2003."

     SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and


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warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received such other documents as the Agent may reasonably request; and

     (C) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

     SECTION 4. Miscellaneous.

     (A) Capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Credit Agreement.

     (B) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (C) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (D) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (E) This Amendment shall constitute a Fundamental Document.

     (F) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS  WHEREOF,  the undersigned have caused this Amendment to be duly executed as of the date first written above.

                                Borrower:

                                BELPORT CAPITAL FUND LLC, as Borrower

                                By:     EATON VANCE MANAGEMENT, as Manager


                                By:     /s/ Thomas E. Faust Jr.
                                        -----------------------------------
                                Name:     Thomas E. Faust Jr.
                                Title:    Executive Vice President
                                Address:  The Eaton Vance Building
                                          255 State Street
                                          Boston, Massachusetts 02109
                                Telephone No.:  (617) 482-8260
                                Telecopier No.:  (617) 482 3836


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                                Lenders:

                                MERRILL LYNCH MORTGAGE CAPITAL, INC.,
                                individually and as Agent


                                By:     /s/ Joshua A. Green
                                        -----------------------------------
                                Name:     Joshua A. Green
                                Title:    President
                                Address:  4 World Financial Center
                                          10th Floor
                                          New York, New York 10080
                                Telephone No.:  (212) 449-7330
                                Telecopier No.:  (212) 449-6673

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                                Swap Provider:

                                MERRILL LYNCH CAPITAL SERVICES, INC.,
                                as Swap Provider


                                By:     /s/ Joshua A. Green
                                        -----------------------------------
                                Name:     Joshua A. Green
                                Title:    President
                                Address:  4 World Financial Center
                                          12th Floor
                                          New York, New York 10080
                                Telephone No.:  (212) 449-8169
                                Telecopier No.:  (212) 449-6993